UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2006

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

          Spartan Stores, Inc. (the "Company") is filing this Form 8-K/A as an amendment to its Current Report on Form 8-K filed on March 30, 2006 (the "Initial Report"), disclosing the acquisition of certain assets of D&W Food Centers, Inc. ("D&W"). The Company disclosed the financial statements of D&W and the pro forma combined financial information required by Article 11 of Regulation S-X (together, the "Required Disclosures") within 71 days of March 30, 2006, as required by SEC regulations. The Company made the Required Disclosures in its Annual Report on Form 10-K, filed May 19, 2006. This Form 8-K/A is filed solely for the purpose of incorporating the Required Disclosures by reference.

Item 1.01.	Entry into a Material Definitive Agreement

          The information set forth in Item 1.01 of the Initial Report is incorporated here by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

          The information set forth under Item 2.01 of the Initial Report is incorporated here by reference.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired

The information set forth in Item 9B and on Exhibit 99 of the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 25, 2006, filed on May 19, 2006, is incorporated here by reference.

	(b)	Pro forma financial information

The information set forth in Note 2 to the consolidated financial statements contained in Item 8 of the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 25, 2006, filed on May 19, 2006, is incorporated here by reference.

	(d)	Exhibits: Exhibit 2.1 of the Initial Report is incorporated here by reference.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2007	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer